UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ___________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported)  May 9, 2005
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                             AIR METHODS CORPORATION
                             -----------------------
             (Exact name of Registrant as Specified in Its Charter)

                         Commission file number  0-16079
                                                --------

                   Delaware                             84-0915893
                   --------                             ----------
     (State  or  Other  Jurisdiction  of            (I.R.S.  Employer
      Incorporation  or  Organization)            Identification  Number)


7301  South  Peoria,  Englewood,  Colorado                80112
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(Address  of  Principal  Executive  Offices)           (Zip  Code)


        Registrant's Telephone Number, Including Area Code (303) 792-7400
                                                           --------------


     Former Name, Former Address and Former Fiscal Year, if Changed Since Last
                                  Report:  N/A


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM  1.02.     TERMINATION  OF  MATERIAL  DEFINITIVE  AGREEMENT

On May 9, 2005, Air Methods Corporation (the "Company") prepaid $23,000,000 of outstanding subordinated indebtedness with Prudential Capital Partners, L.P. and Prudential Capital Partners Management Fund, L.P. The funds used to prepay the subordinated indebtedness were obtained from an amended and restated senior credit facility (see further description below). In conjunction with the prepayment of the subordinated indebtedness, the Company was required to pay a 6% prepayment penalty.

See also Item 2.03 for a description of the amended and restated credit facility and a related security agreement.


ITEM  2.03.     CREATION  OF  DIRECT  FINANCIAL  OBLIGATION

On May 9, 2005, the Company amended and restated its senior revolving credit facility (the "Amended Credit Facility") with PNC Bank, National Association ("PNC") to provide for, among other things, up to $35 million of revolving advances (the "Revolver"), $12 million under one term loan ("Term Loan A") and $8 million under another term loan ("Term Loan B"). A copy of the Amended and Restated Credit Facility and Amended and Restated Security Agreement are filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and incorporated by reference. The proceeds from Term Loans A and B, along with additional borrowings under the Revolver, were used to prepay $23 million (plus accrued interest and the prepayment penalty mentioned above) of outstanding subordinated indebtedness on May 9, 2005.

Borrowings under the Amended Credit Facility are secured by 13 aircraft and substantially all of the Company's accounts receivable, inventory, equipment and general intangibles. The maturity date of Amended Credit Facility is March 31, 2010. The Amended Credit Facility can be prepaid prior to maturity, subject to a prepayment fee which ranges from .25% to 1.00%. The Company and each of its three subsidiaries are each direct obligors on the Amended Credit Facility.

Borrowings under the Revolver and Term Loan A bear interest, at the Company's option, at either (i) the higher of the federal funds rate plus 0.50% or the prime rate as announced by the lenders plus an applicable margin ranging from 0.50% to 1.50% or (ii) a rate equal to LIBOR (as defined in the Amended Credit Facility) plus an applicable margin ranging from 1.75% to 3.25%. The applicable margin in each case is based upon the ratio of Senior Debt (as defined in the Amended Credit Facility) to EBITDA (as defined in the Amended Credit Facility) for the four most recently completed fiscal quarters. Borrowings under Term Loan B bear interest at the Company's option, at either (i) the higher of the federal funds rate plus 0.50% or the prime rate as announced by the lenders plus 1.50% or (ii) a rate equal to LIBOR plus 3.75%.

Quarterly principal payments of $500,000 commence on April 1, 2006 for Term Loan A, with the remaining principal balance due March 31, 2010. Quarterly principal payments of $1,000,000 commence on April 1, 2006 for Term Loan B.

The  maximum  amount  of borrowings under the Revolver is equal to the lessor of
(i) $35,000,000 or (ii) the sum of (a) 75% of eligible Medicare, Medicaid, insurance company and community based payors, (b) 85% of all other eligible receivables, and (c) the least of (A) 60% of eligible inventory, (B) 85% of the net orderly liquidation value of eligible inventory, or (C) $15,000,000.

Each aircraft securing the Amended Credit Facility has a designated Aircraft Collateral Value (as defined in the Amended Credit Facility). Each of the aircraft may be released as Collateral (as defined in the Amended Credit Facility) provided that the Company provides a replacement aircraft that is unencumbered and has an appraised value equal to, or greater than, 118% of the Aircraft Collateral Value of the aircraft being released. To the extent that 118% of appraised value of the replacement aircraft is less than the Aircraft Collateral Value of the aircraft to be released, the Company will be required to repay the amount of the difference. The Company may sell or dispose of aircraft without providing substitute collateral if it repays the amount of the Aircraft Collateral Value in order to release the aircraft as Collateral. If repayments are made by the Company in connection with such sale of Collateral, the repayments will first


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be  applied  to the outstanding principal installments of Term Loan B in inverse order of maturities, with any remaining funds applied against the outstanding principal installments of Term Loan A in inverse order of maturities

Commencing with the fiscal year beginning January 1, 2006, the Company will be required to make principal prepayments equal to 50% of the amount of Excess Cash Flow (as defined in the Amended Credit Facility). These prepayments will first be applied to the outstanding principal installments of Term Loan B in inverse order of maturities thereof, with any remaining funds applied against the outstanding principal payments of Term Loan A in inverse order of maturities thereof.

The Amended Credit Facility contains various covenants that limit, among other things, the Company's ability to:

     -    create  liens;
     -    declare  dividends;
     -    make  loans  and  investments;
     -    enter  into  real  property  leases  exceeding  specified  limits;
     -    make  any  material  change  to  the nature of the Company's business;
     - enter into any transaction with affiliates other than on arms' length terms;
     - prepay indebtedness, except in connection with refinancing Aircraft Indebtedness (as defined in the Amended Credit Facility);
     -    enter  into  a  merger  or  consolidation;  or
     -    sell  assets  outside  of  the  ordinary  course  of  business.

The Amended Credit Agreement also contains covenants that require the Company to maintain:

     - a minimum Fixed Charge Coverage Ratio (as defined in the Amended Credit Facility) of not less than 1.20 to 1.00;
     -    a  minimum  net  worth;
     - a Leverage Ratio (as defined in the Amended Credit Facility) of not more than 4.00 to 1.00 (decreasing after 6/30/05).

The Amended Credit Facility limits the amount of indebtedness that can be incurred, the net present value of operating leases entered into and unfinanced capital expenditures to $35 million per year (increasing in 2006).

The Amended Credit Facility limits the amount of acquisitions to $10 million per year without the prior written consent of the majority of the member banks, and any debt incurred related to an acquisition must be less than twice the cash purchase price. Additionally, no acquisition may occur without prior consent of the majority of the member banks unless there is $10 million of undrawn availability under the Revolver.

Payment obligations under the Amended Credit Facility accelerate upon the occurrence of defined events of default, including the following:

     - failure to pay principal or interest under the Amended Credit Facility or any other indebtedness;
     -    events  of  insolvency  or  bankruptcy;
     -    judgments  of  $250,000  are  not  paid  or  discharged  timely;
     - failure to maintain the first priority status of liens under the Amended Credit Facility;
     -    levy  against  a  material  portion  of  the  Company's  assets;
     -    suspension  of  material  governmental  permits
     - interruption of operations at any Company facility that has a material adverse effect; and
     -    a  Change  of  Control  (as  defined  in the Amended Credit Facility).


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
The description of the Amended Credit Facility and Amended Security Agreement is a summary and does not contain all of the exceptions and qualifications that may apply. Reference is made to the copy of such documents filed as an exhibit to this Form 8-K.


ITEM  9.01.     FINANCIAL  STATEMENTS  AND  EXHIBITS

The  following  exhibits  are  filed  as  part  of  this  report:

     10.1 Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated as of May 9, 2005, among Air Methods Corporation, Rocky Mountain Holdings, L.L.C., Mercy Air Service, Inc. and LifeNet, Inc. and PNC Bank, National Association, Wells Fargo Bank, N.A., and Keybank, N.A.

     10.2 Amended and Restated Security Agreement, dated as of May 9, 2005, among Air Methods Corporation, Rocky Mountain Holdings, L.L.C., Mercy Air Service, Inc. and LifeNet, Inc. and PNC Bank, National Association, as Agent.


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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    AIR METHODS CORPORATION


Date:  May 13, 2005                 By \s\ Trent Carman
                                       -----------------------------------------
                                       On behalf of the Company, and as Chief
                                       Financial Officer


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